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Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Clough Global Allocation Fund on Form N-2 of our report dated July 23, 2004 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, which are parts of such Registration Statement.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
November 22, 2004

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  Exhibit 99(n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM